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                                                              EXHIBIT 99


                                EXHIBIT INDEX



      Exhibit
       Number                                        Description

        4(a) Copy of restated BUTLER EMPLOYEE SAVINGS TRUST (Non Union Employees), dated as of April 1, 1996.

        4(b) Copy of restated BIRMINGHAM HOURLY EMPLOYEE SAVINGS TRUST (Birmingham Plant), dated as of April 1, 1996.

        4(c) Copy of restated GALESBURG HOURLY EMPLOYEE SAVINGS TRUST (Galesburg Plant), dated as of April 1, 1996.

        4(d) Restated Master Trust Agreement between Butler Manufacturing Company and Fidelity Management Trust Company, dated as of April 1, 1996.

        5 Opinion of Lathrop & Gage L.C. concerning the legality of the securities being registered.

        23(a)     Consent of Lathrop & Gage L.C. (incorporated by reference to
                  Exhibit 5).

        23(b)     Consent of KPMG Peat Marwick LLP.

        24(a) Powers of Attorney executed by all officers and directors of Registrant who have signed the Registration Statement (incorporated by reference to the signature pages of the Registration Statement).



                                    R-6